Exhibit 99.1

FOR IMMEDIATE RELEASE

ZEO ScientifiX Donates Products to Support Pediatric Burn Reconstruction Mission in Peru

ZEO Medical Advisory Board Member Dr. Constantino Mendieta joins humanitarian effort providing reconstructive care to children recovering from severe burn injuries in Cusco, Peru

DAVIE, FLORIDA — June 16, 2026 — ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO ScientifiX” or the “Company”), a biologics research and products company dedicated to advancing the science and development of regenerative biologics products for therapeutic use and a leader in educating physicians on the science of regenerative medicine, announced that ZEO’s Medical Advisory Board member Constantino Mendieta, MD, recently participated in a humanitarian medical mission in Cusco, Peru to provide specialized reconstructive care to treat approximately 38 child patients recovering from severe burn injuries which included the use by Dr. Mendieta of products that had been donated to him by ZEO ScientifiX.

The 10-day mission brought together reconstructive surgeons, healthcare professionals, therapists, psychologists, volunteers, and nonprofit organizations to provide care to pediatric burn survivors and their families. During the mission, approximately 80 children were evaluated, with nearly 40 reconstructive surgeries performed over six days at the Regional Hospital of Cusco.

“ZEO ScientifiX was honored to support this mission by contributing products that helped make this level of care possible for children and families who may not otherwise have access to specialized reconstructive treatment,” said Sean Vega-Stanton, M.S., General Manager of ZEO ScientifiX. “This mission reflects the heart of regenerative medicine — using science, innovation, and physician expertise to improve lives in a meaningful way.”

ZEO ScientifiX’s product donation represents part of the Company’s broader commitment to supporting physician-led care, regenerative medicine education, and initiatives that expand access to advanced therapeutic options for patients in need.

As part of the mission, Dr. Mendieta worked alongside local and international medical professionals to evaluate patients, develop surgical plans, and perform reconstructive procedures aimed at restoring function, mobility, confidence, and quality of life.

“Something that has deeply impacted me during this experience is that many of these children do not see themselves as victims,” said Dr. Mendieta. “They continue to play, laugh, dream, and live with a joy that transcends any visible scar. Their spirits remain unbroken.”

The mission also included support from organizations including Aniquem and Fundación Aromas, along with psychologists, therapists, volunteers, healthcare professionals, and supporters whose combined efforts helped children and families move from fear and pain toward healing and renewed confidence.

Known for his innovations in reconstructive surgery, Dr. Mendieta serves on the ZEO ScientifiX Medical Advisory Board, where he contributes to physician education and scientific initiatives focused on advancing patient care.

Physicians interested in learning more about ZEO ScientifiX’s educational programs and physician partnership opportunities may contact the Company directly.

About ZEO ScientifiX (OTCQB: ZEOX)

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is an SEC-reporting, clinical-stage biopharmaceutical company focused on the research, development, and manufacturing of regenerative biologics. Operating out of Nova Southeastern University’s Center of Collaborative Research, the Company translates emerging science into scalable clinical solutions. ZEO ScientifiX supplies clinicians seeking to drive clinical excellence and sustainable practice growth through its cutting-edge biologics and regenerative therapies. For more information, visit https://zeoscientifix.com.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary dramatically. ZEO has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact

ZEO ScientifiX, Inc.
Karlista Maroney
Director of Growth Strategy
ir@zeoscientifix.com